                                                                     EXHIBIT 4.3


THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (REGISTRATION NO. 333-24619). HOWEVER, NEITHER THE OPTIONS NOR SUCH SECURITIES CAN BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                         THE TRANSFER OF THIS OPTION IS
                        RESTRICTED AS DESCRIBED HEREIN.

                  PROFESSIONAL TRANSPORTATION GROUP LTD., INC.

                    UNDERWRITERS' PURCHASE OPTION AGREEMENT

                         150,000 Shares of Common Stock
            and 150,000 Underwriters' Common Stock Purchase Warrants


         THIS CERTIFIES that, for receipt in hand of $150.00 and other value received, Argent Securities, Inc., 3340 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326 (hereinafter referred to as the "Holder" or "Underwriter") is entitled to subscribe for and purchase from PROFESSIONAL TRANSPORTATION GROUP LTD., INC., a Georgia corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after May __, 1998 and before 5:00 P.M. on May __, 2002, New York time (the "Exercise Period"), 150,000 shares of the Company's Common Stock, no par value per share (the "Shares") at a price of $_____ per share (the "Exercise Price per Share"), and an Underwriters' Common Stock Purchase Warrant or Warrants ("Underwriters' Warrants") for the purchase of an additional 150,000 shares of the Company's Common Stock (the "Warrant Shares") at a price of $_______ per Underwriters' Warrant. This Option may not be sold, transferred, assigned or hypothecated, until May __, 1998 except that it may be transferred in whole or in part, to (i) one or more officers or partners of the Holder (or the officers or partners of any such person); (ii) a successor to the Holder, or the officers or partners of such successor; (iii) a purchaser of substantially all of the assets of the Holder; or (iv) by operation of law. The term "Holder" as used herein shall include any transferee to whom this Option has been transferred in accordance with the above. As used herein the term "Option" shall mean and include this Underwriters' Purchase Option and any option or options of like form and tenor hereafter issued as a consequence of the exercise or transfer of this Option in whole or part.

         Each Underwriters' Warrant shall entitle the holder thereof to purchase one share of Common Stock (the shares of Common Stock issuable upon exercise of the Underwriters' Warrants being referred to as the "Warrant Shares") at $_____ per share. Each Underwriters' Warrant shall be in the form attached hereto as "Exhibit A" and shall be identical in all material respects to the warrants (the "Public Warrants"), issued pursuant to the Warrant Agreement, dated ___________, 1997 (the "Warrant Agreement"), between the Company and Reliance Trust

Company, as Warrant Agent; provided, however, the Underwriters' Warrants shall not be subject to redemption by the Company under any circumstances.

         1.      Term of Exercise.

                 (a) This Option may be exercised during the Exercise Period as to the whole or any lesser number of Shares and Underwriters' Warrants, by the surrender of an Underwriters' Option Certificate for this Option (with the election at the end thereof duly executed) to the Company at its offices at 5025 Derrick Jones Road, Suite 120, Atlanta, Georgia 30349 or such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price (per Share and per Warrant, respectively) multiplied by the number of Shares and Underwriters' Warrants for which this Option is being exercised.

                 (b) For purposes of this Option, the term "Current Market Price" at any date shall be deemed to be: (i) the average of the daily closing prices of the Common Stock or the Public Warrants, as the case may be, for the 20 consecutive trading days immediately preceding such date in reported sales price, or (ii) in case no such reported sale takes place on such date, the last sales price regular way in either case as reported on the principal national securities exchange on which the Common Stock or the Public Warrants, as the case may be, is listed or admitted to trading, or (iii) if the Common Stock or the Public Warrants, as the case may be, is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices regular way for the Common Stock or the Public Warrants, as the case may be, on the Nasdaq National Market System or Nasdaq SmallCap Market of the Nasdaq Stock Market, Inc. (together referred to as "Nasdaq") or (iv) if the Common Stock or the Public Warrants, as the case may be, is not listed or admitted for trading on any national securities exchange and is not reported on NASDAQ or any similar organization, the average of the closing bid and asked prices in the over-the-counter market as furnished by the National Quotation Bureau, Inc. or if no such quotation is available, the fair market value as determined by the Board of Directors in good faith.

         2. Delivery of Certificates to Registered Holder. Upon each exercise of this Option, the Holder shall be deemed to be the holder of record of the Shares and Underwriters' Warrants issuable upon such exercise notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Shares or Underwriters' Warrants shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Option, the Company shall issue and deliver to the Holder a certificate or certificates for the Shares and a certificate or certificates for the Underwriters' Warrants registered in the name of the Holder or its designee. If this option should be exercised in part only, the Company shall, upon surrender of an Underwriters' Option Certificate for this Option for cancellation, execute and deliver a new Underwriters' Option Certificate evidencing the right of the Holder to purchase the balance of the Shares and Underwriters' Warrant (or portions thereof) subject to purchase hereunder.

         3. Option Register. Any Option issued upon the transfer or exercise in part of this Option shall be numbered and shall be registered in an Option Register as they are issued. The


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Company shall be entitled to treat the registered holder of any Option on the
Option Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Option on the part of any other person, and shall not be liable for any registration or transfer of Options which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or participation therein amounts to bad faith. The Options shall be transferable only on the books of the Company upon delivery of an Underwriters' Option Certificate duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer in all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver an Underwriters' Option Certificate to the Holder thereof, for another Option, or other options of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares (or portions thereof) and Underwriters' Warrants upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause this Option to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

         4. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of this Option and the Underwriters' Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Option and the Underwriters' Warrants when paid for in accordance with the respective terms thereof, shall be validly issued, fully paid and nonassessable by the Company.

         5.      Anti-Dilution; Adjustments to Exercise Price.

                 (a) Upon the occurrence of any event (an "Event") as a result of which an adjustment is made to the exercise price (the "Public Exercise Price") of any of the Public Warrants, the number of Shares issuable upon exercise of this Option shall be adjusted to equal thereafter the number of Shares issuable prior to such Event multiplied by a fraction, the numerator of which shall be the Public Exercise Price in effect prior to such Event and the denominator of which shall be the Public Exercise Price subsequent to such Event.

                 (b) Upon each adjustment of the number of Shares issuable upon exercise of this Option pursuant to subparagraph 5(a) above, this Option shall thereupon evidence the right to purchase such number of Shares at the Exercise Price per Share obtained by (1) multiplying the Exercise Price per share in effect immediately prior to the triggering Event by the number of shares then purchasable upon exercise of this Option and (2) dividing the product so obtained by the number of Shares purchasable upon exercise of this Warrant subsequent to the triggering Event.


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                 (c)      Notwithstanding any other provision of this Option,
any adjustment of the exercise price, and/or the number of Warrant Shares purchasable upon the exercise of the Underwriters' Warrants shall be determined solely by the antidilution and other adjustment provisions contained in the Warrant Agreement (which provisions are incorporated herein by reference) as if such Underwriters' Warrants were and had been outstanding on and from May ____, 1997.

                 (d) Whenever there shall be an adjustment as provided in this paragraph 5, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its principal office, which notice shall be accompanied by an officer's certificate setting forth the number and Exercise Price per Share and per Warrant of the Shares and Underwriters' Warrants issuable upon exercise of this Option and the exercise price per Warrant Share and the number of Warrant Shares purchasable upon the exercise of the Underwriters' Warrants after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof.

                 (e) All calculations under this paragraph 5 shall be made to the nearest cent or to the nearest one-thousandth of a Share or Warrant, as the case may be.

                 (f) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of Options. If any fraction of a share would be issuable on the exercise of any Option (or specified portions thereof), the Company, in its sole discretion, shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share on the date of exercise of the Option.

         6.      Reorganization/Reclassification.

                 (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Option solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a Holder of the number of shares of Common Stock and the Underwriters' Warrants for which this Option might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance, and (ii) make effective provision in order to effect such agreement. Such agreement shall provide for adjustment which shall be as nearly equivalent as practicable to the adjustments for which paragraph 5 provides.

                 (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Option (other than a change in par value or from par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and


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

in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Option solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock and the Underwriters' Warrants for which this Option might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments for which paragraph 5 provides.

                 (c) The above provisions of this paragraph 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances similar to those described in subparagraphs 6(a) and (b).

         7. Notice of Dividends/Distributions. If, in case at any time the Company shall propose:

                 (a) to pay any dividend or make any distribution of shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                 (b) to issue any rights, warrants or other securities to all holders of Common Stock or Public Warrants entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

                 (c) to effect any reclassification or change or outstanding shares of Common Stock, or any consolidation, merger, sale, lease or conveyance of property, described in paragraph 6; or

 (d)      to effect any liquidation, dissolution, or winding-up of the Company;
or

                 (e) to take any other action which would cause an adjustment to the exercise price of the Public Warrants; then, on each such occasion, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Option Register, mailed at least 15 days prior to: (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined; (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock or Public Warrants, as the case may be, shall be entitled to exchange their shares or warrants for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property,




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liquidation, dissolution, or winding-up; or (iii) the date of such action which would require an adjustment to the Public Exercise Price.

         8. Payment of Taxes. The issuance of any Shares or Underwriters' Warrants or other securities upon the exercise of this Option, and the delivery of certificates or other instruments representing such shares of Common Stock, Warrants or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not due and payable.

         9. Registration Rights. (a) If, at any time after May __, 1998, and before May __, 2002, the Company shall file a registration statement (other than on Forms S-4 or S-8, or any successor forms) with the Securities and Exchange Commission (the "Commission") while Shares or Underwriters' Warrants are available for purchase upon exercise of this Option or while any Shares, Underwriters' Warrants or Warrant Shares (which have not been so registered) are outstanding, the Company shall give the Holder and all the then registered holders of such Shares, Underwriters' Warrants or Warrant Shares at least 30 days prior written notice of the filing of such registration statement. If requested by the Holder or by any such holder in writing within 20 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Holder or such Holder and the underwriting discounts and commissions, if any, payable in respect of the Warrants, Shares, Underwriters' Warrants and Warrant Shares sold by the Holder or any such Holder), use its best efforts to register or qualify the Shares, Underwriters' Warrants and Warrant Shares (collectively, the "Underwriters' Securities") of the Holder or any such Holders who shall have made such request concurrently with the registration covering such other securities, all to the extent requisite to permit the public offering and sale of the Underwriters' Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Underwriters' Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, the Underwriters' Securities shall not be included in such registration statement or such registration statement shall include only so many of the Underwriters' Securities as will not have such an effect, provided that if any securities of the Company are included in such registration statement for the account of any person other than the Company and the Holder or any such Holder, the securities included in such registration statement for such other person shall have been reduced pro rata to the reduction of the Underwriters' Securities which were requested to be included in such registration.




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

                 (b) If at any time after May __, 1998 and before May __, 2002, the Company shall receive a written request from holders of Underwriters' Securities who, in the aggregate, own (or upon exercise of the Option and Underwriters' Warrants, will own) a majority of the total number of shares of Common Stock issued or issuable upon exercise of the Option and the Underwriters' Warrants, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Underwriters' Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable; provided however, that the Company shall only be obligated to file one such registration statement for which all expenses incurred in connection with such registration (other than the fees and disbursements of counsel for the Holder or such Holders and underwriting discounts and commissions, if any, payable in respect of the Underwriters' Securities sold by the Holder or any such Holder) shall be borne by the Company and one additional such registration statement for which all such expenses shall be paid by the Holder and such Holders.

                 (c) In the event of a registration pursuant to the provisions of this paragraph 9, the Company shall use its best efforts to cause the Underwriters' Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such Holders may reasonably request; provided, however, that the Company shall not be required to (i) qualify to do business in any state by reason of this paragraph 9(c) in which it is not otherwise required to qualify to do business, (ii) or register or qualify in any state which will impose material burdens on the Company or its principals.

                 (d) The Company shall keep effective any registration or qualification contemplated by this paragraph 9 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Holder or such Holders to complete the offer and sale of the Underwriters' Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification effect for a period in excess of nine months from the date on which the Holder and such Holders are first free to sell such Underwriters' Securities; provided, however, that if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Underwriters' Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Underwriters' Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

                 (e) In the event of a registration pursuant to the provisions of this paragraph 9, the Company shall furnish to each of the five largest Holders of any Underwriters' Securities included therein such amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as the Holder or such Holders may reasonably request in order to facilitate the disposition of the Underwriters' Securities included in such registration.





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

                 (f) In the event of a registration pursuant to the provisions this paragraph 9, the Company shall furnish to each holder of any Underwriters' Securities so registered with an opinion of its counsel (reasonably acceptable to the Holder) to the effect that (i) the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor has the Commission or any state securities authority instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, materially complies as to form with the Act and the rules and regulations thereunder (except as to financial statements, including schedules, and other accounting and financial data, as to which counsel need express no opinion), and (iii) such counsel has no knowledge or reason to know of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented.

                 (g) The Company agrees that until all the Underwriters' Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Underwriters' Securities to sell such securities under Rule 144.

         10.     Indemnification.

                 (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holder, any holder of any of the Underwriters' Securities, their officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this paragraph 10, but not be limited to, reasonable attorneys' fees and any and all expense whatsoever reasonably incurred, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or (B) in any application or other document or communication (in this paragraph 10 collectively called an "application") executed by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Underwriters' Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Holder or any Holder of any of the Underwriters' Securities by or on behalf of such Holder or Holders, or such other Holder, exclusively for inclusion in any such preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company to indemnify, which





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

shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Option.

                 If any action is brought against the Holder or any Holder of any of the Underwriters' Securities or any of its officers, directors, partners, employees, agents or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure to so notify shall not relieve the Company from any liability it may have other than pursuant to this paragraph 10(a) except to the extent that it has been harmed in any material respect by such failure) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or in addition to those available to the Company, if any, in which events the reasonable fees and expenses of such counsel shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph 10 (a) to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

                 (b) The Holder and any other Holder of Underwriters' Securities agree to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Underwriters' Securities held by the Holder and such other Holder and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Holder and such other Holder in paragraph 10(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder or such other holder by or on behalf of the Holder or such other Holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this paragraph 10(b), the Holder and such other holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of paragraph 10(a).





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                 (c)      To provide for just and equitable contribution, if
(i) an indemnified party makes a claim for indemnification pursuant to paragraph 10(a) or 10(b) (subject to the limitations thereof) but is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement and any controlling person of the Company), as one entity, and the Holder and any Holder of any of the Underwriters' Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and the Holder or any such Holder in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company, by the Holder or by any Holder of Underwriters' Securities included in such registration, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Holder or any such other Holder of the Underwriters' Securities for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this paragraph 10(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this paragraph 10(c), each person, if any, who controls the Holder or any Holder of any of the Underwriters' Securities within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such person, shall have the same rights to contribution as such person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such person, shall have the same rights to contribution as such person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph 10(c). Anything in this paragraph 10(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This paragraph 10(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

                 (d) The provisions of this paragraph 10 shall survive regardless of the expiration, exercise or surrender of this Option.

         11. Legend. The securities issued upon exercise of this Option shall be subject to a stop transfer order and, when Company's counsel deem appropriate, the certificate or certificates evidencing any such securities shall bear the following legend:

                 "THE SHARES OR OTHER SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, SUCH SHARES OR OTHER SECURITIES CANNOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

         12. Lost Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Option (and upon surrender of any Option if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Option of like date, tenor and denomination.

         13. No Rights as Shareholder. No Holder of any Option shall have, solely on account of such status, any rights of a shareholder of the Company, either at law or in equity, or to any notice of meetings of shareholders or of any other proceedings of the Company, except as provided in this Option.

         14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                 (a) If to the registered holder of this Option, to the address of such holder as shown on the books of the Company; or

                 (b) If to the Company, to the address set forth in Paragraph l(a) of this Option; or

                 (c) if to the Holder, to the address set forth on the first page of this Option.

         15. Governing Law. This Option shall be construed in accordance with the laws of the State of Georgia, without giving effect to conflict of laws.

Dated:   May __, 1997

                  PROFESSIONAL TRANSPORTATION GROUP LTD., INC.


                                  By:___________________________________________
                                           Dennis A. Bakal,  President


[Seal]


___________________________________________________
Secretary

THE UNDERWRITER'S OPTION REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE UNDERWRITER'S OPTIONS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE UNDERWRITER'S PURCHASE OPTION AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                  5:00 P.M., NEW YORK TIME, _________ __, 2002

                         No. U.0.1 Underwriters' Options

                    UNDERWRITERS' PURCHASE OPTION CERTIFICATE

         This Underwriters' Purchase Option Certificate certifies that Argent Securities, Inc. or registered assigns (the "Holder" or "Holders"), is the registered holder of options ("Underwriters' Options") under an Underwriters' Purchase Option Agreement (the "Underwriters' Purchase Option Agreement") dated as of ____________, 1997 between Professional Transportation Group Ltd., Inc. (the "Company") and Argent Securities, Inc., to purchase initially, at any time from ________ __, 1998 until 5:00 p.m. New York time on ________ __, 2002
("Expiration Date"), up to ________ Shares at a price of $_____ per share (the "Exercise Price per Share") and ______ Underwriters' Warrants at a price of $________ per Warrant (the "Exercise Price per Warrant"), upon surrender of this Underwriters' Option Certificate and payment of the aggregate amount of the Exercise Price per Share and per Warrant (collectively, the "Exercise Price") at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriters' Purchase Option Agreement. Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

         No Underwriters' Option may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Underwriters' Options evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Underwriters' Options evidenced by this Underwriters' Purchase Option Certificate are part of a duly authorized issue of warrants pursuant to the Underwriters' Purchase Option Agreement, which Underwriters' Purchase Option Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holders.

         The Underwriters' Purchase Option Agreement provides that upon the occurrence of certain events the Exercise Price per Share and number of Shares issuable upon execution thereof, may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the Holder, issue a new Underwriters' Purchase Option Certificate evidencing the adjustment in the exercise price and the number and/or type of securities issuable upon the exercise of the Underwriters' Options; provided, however, that the failure of the Company to issue such new Underwriters' Option Certificates shall not in any way change, alter or otherwise impair, the rights of the holder as set forth in the Underwriters Purchase Option Agreement.

         Upon due presentment for registration of transfer of this Underwriters' Purchase Option Certificate at an office or agency of the Company, a new Underwriters' Purchase Option Certificate or Underwriters' Option Certificates of like tenor and evidencing in the aggregate a like number of Underwriters' Options shall be issued to the transferees in exchange for this Underwriters' Purchase Option Certificate, subject to the limitations provided herein and in the Underwriters' Purchase Option Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Underwriters' Options evidenced by this Certificate, the Company shall forthwith issue to the Holder hereof a new Underwriters' Purchase Option Certificate representing such numbered unexercised Underwriters' Options.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Underwriters' Purchase Option Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All defined terms used in this Underwriters' Purchase Option Certificate shall herein have the meanings assigned to them herein, or, if not differently defined herein, in the Underwriters' Purchase Option Agreement.

         IN WITNESS WHEREOF, the Company has caused this Underwriters' Purchase Option Certificate to be duly executed under its corporate seal.

Dated as of _________________, 1997

                                    PROFESSIONAL TRANSPORTATION GROUP
                                    LTD., INC.

[SEAL]
                                             By:
                                                --------------------------------
Attest:                                      Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


------------------------------
Secretary

                         [FORM OF ELECTION TO PURCHASE]



         The undersigned hereby irrevocably elects to exercise the right, represented by this Underwriters' Purchase Option Certificate, to purchase _________ Shares and Underwriters' Warrants and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Professional Transportation Group Ltd., Inc. in the amount of $__________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of _____________________________________ whose address is
______________________________________________________________________ and that such Certificate be delivered to
________________________________________________ whose address is
__________________________________________________________________.


Dated:__________________

                                        ----------------------------------------
                                        Signature

         (Signature must conform in all respects to name of holder as specified on the face of the Underwriters' Purchase Option Certificate.)


                                    -------------------------------------------
                                    Insert Social Security or
                                    Other Identifying Number of Holder)

                  PROFESSIONAL TRANSPORTATION GROUP LTD., INC.

                                 ASSIGNMENT FORM

(To be executed by the registered holder to effect assignment of the foregoing Warrant)



FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto _________________________________ the right to purchase ______
Shares and Underwriters' Warrants of the Company purchasable pursuant to the within Underwriters' Option No. _______, on the terms and conditions set forth therein, and does hereby irrevocably constitute and appoint _____________________________________ and/or its transfer agent Attorney, to transfer on the books of the Company, Shares and Underwriters' Warrants representing such rights, with full power of substitution.

Dated:__________________


Signed:
       -----------------------


Signature guaranteed:


------------------------------